Exhibit 4.7(b)

AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT

AMENDMENT dated as of November 2, 2005 to the Receivables Purchase Agreement dated as of December 17, 2003 (the "Receivables Agreement") among EQUISTAR RECEIVABLES II, LLC, a Delaware limited liability company (the "Seller"), EQUISTAR CHEMICALS, LP, a Delaware limited partnership (the "Servicer"), the PURCHASERS from time to time party thereto, CITICORP USA, INC., as co-asset agent and administrative agent for the Purchasers (the "Agent"), CREDIT SUISSE FIRST BOSTON, and JPMORGAN CHASE BANK, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION as co-documentations agents, and BANK OF AMERICA, N.A., as co-asset agent.

The parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Receivables Agreement has the meaning assigned to such term in the Receivables Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Receivables Agreement shall, after this Amendment becomes effective, refer to the Receivables Agreement as amended hereby.

Section 2. Amended Definitions. (a) Section 1.1 of the Receivables Agreement is hereby amended by inserting the following definition therein in correct alphabetical order:

"Amendment No. 2 Effective Date" means November 2, 2005.

(b) The following definition in Section 1.1 of the Receivables Agreement is amended to read in its entirety as follows:

"Commitment Termination Date" means the fifth anniversary of the Amendment No. 2 Effective Date.

(c) The definition of "Co-Documentation Agents" in the introductory paragraph of the Receivables Agreement is hereby amended in its entirety to refer to CREDIT SUISSE FIRST BOSTON, JPMORGAN CHASE BANK, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as co-documentation agents.

(d) The definition of "Commitment" in Section 1.1 of the Receivables Agreement is hereby amended by deleting the phrase "under the name of such Initial Purchaser on the signature pages hereto" in such definition and by inserting the phrase "next to the name of such Initial Purchaser on Schedule X hereto" in place thereof.

(e) The definition of "Total Commitments" in Section 1.1 of the Receivables Agreement is hereby amended to by inserting the following sentence at the end thereof:

"On and after the Amendment No. 2 Effective Date, the Total Commitments aggregate $600,000,000."

(f) The definition of "Applicable Margin" in Section 1.1 of the Receivables Agreement is hereby amended by deleting the table contained therein and by inserting the following table in place thereof:

Average Monthly Excess Availability	Alternate Base Rate	Adjusted LIBO Rate
Greater than or equal to $600,000,000	0.25%	1.25%
Less than $600,000,000 and greater than or equal to $300,000,000	0.50%	1.50%
Less than $300,000,000	0.75%	1.75%

(g) The definition of "Applicable Unused Commitment Fee Rate" in Section 1.1 of the Receivables Agreement is hereby amended by deleting the table contained therein and by inserting the following table in place thereof:

Average Monthly Excess Availability	Applicable Unused Commitment Fee Rate
Greater than or equal to $600,000,000	0.375%
Less than $600,000,000 and greater than or equal to $300,000,000	0.375%
Less than $300,000,000	0.375%

(h) The definition of "Initial Purchasers" in the first paragraph of the Receivables Agreement is hereby amended by deleting the phrase "on the signature pages hereof" and inserting in place thereof the phrase "on Schedule X hereto".

Section 3. Change in Commitments. With effect from and including the Amendment Effective Date (as defined below), (i) each Person listed on the signature pages hereof that is not a party to the Receivables Agreement (a "New Purchaser") shall become a Purchaser party to the Receivables Agreement, (ii) the Commitment of each Purchaser shall be the amount set forth opposite the name of such Purchaser on the commitment schedule attached hereto as Exhibit A (the "New Commitment Schedule"), (iii) Schedule X to the Receivables Agreement shall be deleted in its entirety and replaced with the New Commitment Schedule, (iv) any Purchaser under the Receivables Agreement not listed on the New Commitment Schedule (a "Departing Purchaser") shall cease to be a Purchaser party to the Receivables Agreement; provided, that the provisions of Sections 2.12(a), 2.14 and 11.5 of the Receivables Agreement shall continue to inure to the benefit of each Departing Purchaser, and (v) all accrued Yield, fees and other amounts payable under the Receivables Agreement for the account of each Departing Purchaser shall be due and payable on such date and shall be paid in accordance with the ordinary settlement procedures set forth in Section 2.6 of the Receivables Agreement.

Upon the Amendment Effective Date, (i) each New Purchaser shall pay to the Agent an amount equal to its pro rata share of the aggregate outstanding Capital Investments and (ii) any Purchaser (an "Increasing Purchaser") whose Commitment has been increased hereby shall pay to the Agent an amount equal to the increase in its pro rata share of the aggregate outstanding Capital Investments, in each case such payments shall be for the account of each Departing Purchaser and any Purchaser (a "Reducing Purchaser") whose Commitment has been reduced hereby. Upon receipt of such amount by the Agent, (i) each Departing Purchaser shall be deemed to have ratably assigned its outstanding Capital Investments to the New Purchasers and the Increasing Purchasers in accordance with such Purchaser's new Commitment or the increased portion thereof as applicable, (ii) each Reducing Purchaser shall be deemed to have ratably assigned that portion of its outstanding Capital Investments that is being reduced to the New Purchasers and the Increasing Purchasers in accordance with such Purchaser's new Commitment or the increased portion thereof as applicable, and (iii) the Agent shall promptly distribute to each Departing Purchaser and Reducing Purchaser its ratable share of the amounts received by the Agent pursuant to this paragraph.

Section 4. Amendments to Article II. Clause (b) of Section 2.4 of the Receivables Agreement is hereby amended by inserting the following phrase after the term "Agent" contained therein:

"or upon 1 Business Day's notice to the Agent in the case of reductions in outstanding Capital bearing Yield solely at the Applicable Base Rate"

Section 5. Amendments to Article V. Clause (f)(ii) of Section 5.4 of the Receivables Purchase Agreement is hereby amended by inserting the following proviso at the end of the first sentence thereof:

";provided further that, unless Total Excess Availability is less than $200,000,000 during any period of five consecutive Business Days within any twelve-month period, the Agent shall conduct no more than two such evaluations pursuant to this Section during such twelve-month period"

Section 6. Representations of Seller and Servicer. Each of the Seller and the Servicer represent and warrant that (i) their respective representations and warranties set forth in Article IV of the Receivables Agreement will be true in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Potential Event of Termination or Event of Termination will have occurred and be continuing on such date.

Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 9. Effectiveness. This Amendment shall become effective on the first date when, and simultaneously with the time upon which, the following conditions are met (the "Amendment Effective Date"):

      the Agent shall have signed a counterpart hereof and shall have received counterparts hereof signed by each of the Purchasers, each of the New Purchasers, the Seller and the Servicer (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);
      the Agent, Citigroup Global Markets, Inc. and Banc of America Securities LLC shall have received payment of all amendment fees (including any fees for the account of the Purchasers in amounts heretofore mutually agreed) arrangement fees, other costs, fees and expenses (including, without limitation, reasonable legal fees and expenses for which invoices shall have been submitted to the Servicer) and other compensation due and payable to any of the foregoing on or prior to the Amendment Effective Date in connection with the Transaction Documents or this Amendment; and
      the Agent shall have received bring-down opinions dated the Amendment Effective Date relating to the opinions delivered on the Closing Date of the Receivables Agreement covering such corporate and other matters as the Agent may reasonably request.

Promptly after the Amendment Effective Date occurs, the Agent shall notify the Seller, the Servicer, the Purchasers and the other Facility Agents thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CITICORP USA, INC., as Agent
By:	/s/ David Jaffe
Name: David Jaffe
Title: Director/Vice President

EQUISTAR RECEIVABLES II, LLC, as Seller
By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Vice President and Treasurer

EQUISTAR CHEMICALS, LP, as Servicer
By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Vice President and Treasurer

CITICORP USA, INC.
By:	/s/ David Jaffe
Name: David Jaffe
Title: Director/Vice President

Bank of America, N.A.
By:	/s/ Stephen King
Name: Stephen King
Title: Vice President

JPMORGAN CHASE BANK, N.A.
By:	/s/ Stacey L. Haimes
Name: Stacey L. Haimes
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (Formerly known as Credit Suisse First Boston, Acting Through Its Cayman Islands Branch)
By:	/s/ Thomas R. Cantello
Name: Thomas R. Cantello
Title: Vice President

By:	/s/ Gregory S. Richards
Name: Gregory S. Richards
Title: Associate

WACHOVIA BANK, NATINAL ASSOCIATION, FORMERLY KNOWN AS CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
By:	/s/ M. Galovic Jr.
Name: M. Galovic Jr.
Title: Vice President

Webster Business Credit Corp.
By:	/s/ Christopher Hill
Name: Christopher Hill
Title: Vice President

AMSOUTH BANK
By:	/s/ Bruce Kasper
Name: Bruce Kasper
Title: Attorney in Fact

LaSALLE BUSINESS CREDIT, LLC
By:	/s/ Jeffrey G. Saperstein
Name: Jeffrey G Saperstein
Title: Vice President

SIEMENS FINANCIAL SERVICES, INC.
By:	/s/ Frank Amodio
Name: Frank Amodio
Title: Vice President - Credit

UBS AG, STAMFORD BRANCH
By:	/s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director, Banking Products Services, US

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director, Banking Products Services, US

The Bank of New York
By:	/s/ John V. Yancey
Name: John V. Yancey
Title: Managing Director

Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.
By:	/s/ James Betz
Name: James Betz
Title: Vice President

General Electric Capital Corporation
By:	/s/ Dwayne Coker
Name: Dwayne Coker
Title: Duly Authorized Signor

GMAC COMMERCIAL FINANCE LLC
By:	/s/ Robert F. McIntire
Name: Robert R. McIntire
Title: Director

VELOCITY CLO, LTD. By: TCW Advisors, Inc., Its Collateral Manager
By:	/s/ G. Wayne Hosang
Name: G. Wayne Hosang
Title: Vice President By: ___/s/ Vikas Mavinkurve_______ Name: Vikas Mavinkurve Title: Vice President

LOAN FUNDING I LLC, a wholly owned subsidiary of Citibank, N.A. By: TCW Advisors, Inc., As Portfolio Manager of Loan Funding I LLC
By:	/s/ G. Wayne Hosang
Name: G. Wayne Hosang
Title: Vice President By: ___/s/ Vikas Mavinkurve_______ Name: Vikas Mavinkurve Title: Vice President

FIRST 2004-II CLO, LTD. By: TCW Advisors, Inc., Its Collateral Manager
By:	/s/ G. Wayne Hosang
Name: G. Wayne Hosang
Title: Vice President By: ___/s/ Vikas Mavinkurve_______ Name: Vikas Mavinkurve Title: Vice President

National City Business Credit, Inc.
By:	/s/ Anthony Alexander
Name: Anthony Alexander
Title: Vice President

Wells Fargo Foothill, LLC
By:	/s/ Patrick McCormack
Name: Patrick McCormack
Title: Assistant Vice President

LLOYDS TSB COMMERCIAL FINANCE LIMITED
By:	/s/ Paul Herrington
Name: Paul Herrington
Title: International Director, ABL

UPS CAPITAL CORPORATION, as a Lender
By:	/s/ John P. Holloway
Name: John P. Holloway
Title: Director of Portfolio Management

CALYON NEW YORK BRANCH
By:	/s/ Page Dillehunt
Name: Page Dillehunt
Title: Director By: ___/s/ Bertrand Cord'homme____ Name: Bertrand Cord'homme Title: Director

RZB Finance LLC
By:	/s/ John A. Valiska
Name: John A. Valiska
Title: First Vice President By: ___/s/ Christoph Hoedl________ Name: Christoph Hoedl Title: Group Vice President
Commerzbank AG, New York and Grand Cayman Branches
By:	/s/ Andrew Campbell
Name: Andrew Campbell
Title: Senior Vice President By: ___/s/ Andrew Kjoller__________ Name: Andrew Kjoller Title: Vice President
ALLIED IRISH BANKS, p.l.c.
By:	/s/ Martin Chin
Name: Martin Chin
Title: Senior Vice President By: ___/s/ Brian Deegan_______ Name: Brian Deegan Title: Assistant Vice President